EXHIBIT 4.1





                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated October 21, 1999 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts Series 87 as of October 21, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
October 21, 1999